Exhibit 23.1.1

PRICEWATERHOUSECOOPERS  [LOGO OMITTED]

------------------------------------------------------------------------------
                                              | PricewaterhouseCoopers LLP
                                              | Southwark Towers
                                              | 32 London Bridge Street
                                              | London SE1 9SY
                                              | Telephone +44 (0) 20 7583 5000
                                              | Facsimile +44 (0) 20 7822 4852
                                              | www.pwc.com/uk



The Directors,
Barclays PLC and Barclays Bank PLC
1 Churchill Place
London
E14 5HP



18th May 2007



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Granite Master Issuer Series 2007-2 US Prospectus Supplement to be dated on or about 18th May 2007, comprising part of Granite Master Issuer plc Registration Statements on Form S-3 of our reports dated 8th March 2007, except for the last two paragraphs in 'Recent developments' on page 157, for which the date is 26th March 2007, for:

     1. Barclays PLC relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting; and

     2.   Barclays Bank PLC relating to the financial statements

which appear in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended 31st December 2006. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus Supplement.




Yours faithfully



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, England









PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.